Exhibit 4.2

EXECUTION VERSION]

GENPACT LUXEMBOURG S.À R.L.

and

GENPACT USA, INC.
as the Issuers,

GENPACT LIMITED,
as Guarantor,

and

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION,

as successor to WELLS FARGO BANK, NATIONAL ASSOCIATION,

as the Trustee

SECOND SUPPLEMENTAL INDENTURE

Dated as of June 4, 2024

to

INDENTURE

Dated as of March 26, 2021

Relating to

$400,000,000 of 6.000% Senior Notes due 2029

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE, dated as of June 4, 2024 (this “Second Supplemental Indenture”), among Genpact Luxembourg S.à r.l., a private limited liability company (société à responsabilité limitée) organized under the laws of the Grand Duchy of Luxembourg registered with the Luxembourg trade and company register under number B131.149 (the “Luxembourg Co-Issuer”), Genpact USA, Inc., a Delaware corporation (the “U.S. Co-Issuer”; each of the Luxembourg Co-Issuer and the U.S. Co-Issuer is referred to herein as an “Issuer” and, collectively, they are referred to herein as the “Issuers”), Genpact Limited, a Bermuda exempted company (“Parent”) and Computershare Trust Company, National Association, as successor to Wells Fargo Bank, National Association, as Trustee (the “Trustee”), to the Base Indenture (as defined below).

RECITALS

WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an Indenture, dated as of March 26, 2021 (the “Base Indenture” and, together with this Second Supplemental Indenture, the “Indenture”), providing for the issuance from time to time of their notes and other evidences of senior debt securities, to be issued in one or more series as therein provided;

WHEREAS, pursuant to the terms of the Base Indenture, on the date hereof, the Issuers desire to provide for the establishment of one series of notes to be known as their 6.000% Senior Notes due 2029 (the “Notes”), the form and substance of such notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and in this Second Supplemental Indenture;

WHEREAS, pursuant to the terms of the Base Indenture, the Notes will be fully and unconditionally guaranteed as to payment of principal, premium, if any, and interest on a senior unsecured basis (the “Guarantee”) by Parent; and

WHEREAS, the Issuers and Parent have requested that the Trustee execute and deliver this Second Supplemental Indenture, and all requirements necessary to make this Second Supplemental Indenture a legal, valid and binding instrument in accordance with its terms, to make the Notes, when executed by the Issuers and authenticated and delivered by the Trustee, the legal, valid and binding obligations of the Issuers, and all acts and things necessary have been done and performed to make this Second Supplemental Indenture enforceable in accordance with its terms, and the execution and delivery of this Second Supplemental Indenture has been duly authorized in all respects;

WITNESSETH:

NOW, THEREFORE, for and in consideration of the premises contained herein, each party agrees for the benefit of each other party and for the equal and ratable benefit of the Holders of the Notes, as follows:

ARTICLE One
Definitions

Section 1.01           Capitalized terms used but not defined in this Second Supplemental Indenture shall have the meanings ascribed to them in the Base Indenture.

Section 1.02           References in this Second Supplemental Indenture to article and section numbers shall be deemed to be references to article and section numbers of this Second Supplemental Indenture unless otherwise specified.

Section 1.03           For purposes of this Second Supplemental Indenture, the following terms have the meanings ascribed to them as follows:

“Additional Notes” means any additional Notes that may be issued from time to time pursuant to Section 2.01(b).

“Base Indenture” has the meaning provided in the Recitals.

“Below Investment Grade Rating Event” means the rating on the Notes is lowered by each of the Rating Agencies, and the Notes are rated below Investment Grade by each of the Rating Agencies, within 60 days from the earlier of (1) the date of the public notice of an arrangement that could result in a Change of Control and (2) the occurrence of a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies).

“Business Day” means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York on which commercial banks are open for business in New York, New York.

“Change in Tax Law” has the meaning provided in the Section 3.02.

“Change of Control” means the occurrence of any of the following:

(1)           the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Parent and its Subsidiaries, taken as a whole, to any “person” or “group” (as those terms are used for purposes of Section 13(d)(3) of the Exchange Act), other than either of the Issuers or one of Parent’s other wholly owned Subsidiaries; (2) the consummation of any transaction or series of related transactions (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used for purposes of Section 13(d)(3) of the Exchange Act), becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding shares of Parent’s Voting Stock, measured by voting power rather than number of shares; (3) Parent ceases to own, directly or indirectly, 100% of the issued and outstanding Voting Stock of either Issuer; or (4) the adoption by the holders of Parent’s Voting Stock of a plan providing for Parent’s liquidation or dissolution.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Commission” means the U.S. Securities and Exchange Commission.

“Depositary” has the meaning provided in Section 2.03(d).

“Second Supplemental Indenture” has the meaning provided in the Preamble.

“Guarantee” has the meaning provided in the Recitals.

“Indenture” has the meaning provided in the Recitals.

“Initial Notes” means the aggregate principal amount of Notes issued on the date hereof, as specified in the first paragraph of Section 2.01.

“Interest Payment Date” has the meaning provided in Section 2.04.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Issuers.

“Issuers” has the meaning provided in the Preamble.

“Luxembourg” means the Grand Duchy of Luxembourg.

“Moody’s” means Moody’s Investors Services Inc. and its successors.

“Notes” has the meaning provided in the Recitals. For the avoidance of doubt, “Notes” shall include any Additional Notes.

“Par Call Date” means May 4, 2029 (the date that is one month prior to the maturity date of the Notes).

“Parent” has the meaning provided in the Preamble.

“Rating Agency” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Issuers’ control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Issuers as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“Regular Record Date” has the meaning provided in Section 2.04.

“Responsible Officer” is an officer directly responsible for administration of the trust or another officer to whom a matter may be referred because of their expertise.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“Tax Redemption Date” has the meaning provided in the Section 3.02.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuers in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Issuers after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuers shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Issuers shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Issuers shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuers shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

“Trustee” has the meaning provided in the Preamble.

“Voting Stock” means, with respect to any Person as of any date, capital stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

Section 1.04          Luxembourg Terms.

In this Second Supplemental Indenture, where it relates to the Luxembourg Co-Issuer, a reference to:

(a)          a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer includes any:

(i)         insolvency receiver (curateur) or juge-commissaire appointed under the Luxembourg act dated 15 September 1807 relating to the commercial code, as amended (the “Luxembourg Commercial Code”);

(ii)        liquidateur appointed under Articles 1100-1 to 1100-15 (inclusive) of the Luxembourg act dated 10 August 1915 on commercial companies, as amended (the “Luxembourg Companies’ Act”);

(iii)       liquidateur or juge-commissaire appointed under Article 1200-1 of the Luxembourg Companies’ Act; and

(iv)       conciliateur d’entreprise, mandataire de justice, juge délégué or administrateur provisoire appointed under the Luxembourg act dated 7 August 2023 on business continuity and the modernisation of bankruptcy (the “Luxembourg Business Continuity Act”);

(b)          a winding-up, administration or dissolution includes, without limitation, bankruptcy (faillite), liquidation and administrative dissolution without liquidation (dissolution administrative sans liquidation);

(c)          a reorganisation includes, without limitation, judicial reorganisation (réorganisation judiciaire);

(d)          a person being unable to pay its debts includes that person being in a state of cessation of payments (cessation de paiements); and

(e)          commencing negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness includes any such negotiations conducted in order to reach an amicable agreement (accord amiable) with creditors pursuant to the Luxembourg Business Continuity Act.

ARTICLE Two
General Terms and Conditions of the Notes

Section 2.01          Designation and Principal Amount.

(a)          The Notes are hereby authorized and designated the 6.000% Senior Notes due 2029. The Notes may be authenticated and delivered under the Indenture in an unlimited aggregate principal amount. The Notes issued on the date hereof pursuant to the terms of the Indenture shall be in an aggregate principal amount of US$400,000,000, which amount shall be set forth in the written order of the Issuers for the authentication and delivery of the Notes pursuant to Section 301 of the Base Indenture. The Notes will be senior unsecured obligations of the Issuers and will rank on the same basis with all of the Issuers’ other senior unsecured indebtedness from time to time outstanding.

(b)           In addition, without the consent of the Holders of the Notes, the Issuers may issue, from time to time in accordance with the provisions of the Indenture, Additional Notes having the same ranking and the same interest rate, maturity and other terms as the Notes (except for the issue date, issue price, and, in some cases, the initial Interest Payment Date). Any Additional Notes having such similar terms, together with the Notes issued on the date hereof, shall constitute a single series of Notes under the Indenture; provided, that Additional Notes may only bear the same CUSIP number as the Notes issued on the date hereof if they would be fungible with such Notes for United States federal tax purposes. No Additional Notes may be issued if an Event of Default has occurred with respect to the Notes.

Section 2.02           Maturity.

Unless an earlier redemption has occurred, the principal amount of the Notes shall mature and be due and payable, together with any accrued interest thereon, on June 4, 2029. If the maturity date of the Notes falls on a day that is not a Business Day, payment of principal, premium, if any, and interest for such Notes then due will be paid on the next Business Day. No interest on that payment will accrue from and after the maturity date.

Section 2.03           Form and Payment.

(a)           The Notes shall be issued as global notes in fully registered book-entry form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(b)           The Notes and the Trustee’s Certificates of Authentication to be endorsed thereon are to be substantially in the form of Exhibit A, which form is hereby incorporated in and made a part of this Second Supplemental Indenture.

(c)           The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Second Supplemental Indenture, and the Issuers, Parent and the Trustee, by their execution and delivery of this Second Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

(d)           Principal, premium, if any, and/or interest, if any, on the global notes representing the Notes shall be made to The Depository Trust Company (together with any successor thereto, the “Depositary”).

(e)           The global notes representing the Notes shall be deposited with, or on behalf of, the Depositary and shall be registered in the name of the Depositary or a nominee of the Depositary. No global note may be transferred except as a whole by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or such nominee to a successor of the Depositary or a nominee of such successor.

Section 2.04           Interest.

Interest on the Notes shall accrue at the rate of 6.000% per annum, payable semi-annually in arrears on June 4 and December 4 of each year, beginning on December 4, 2024 (each, an “Interest Payment Date”). Interest on the Notes shall be payable to the Holders in whose names the Notes are registered at the close of business on the preceding May 26 and November 25 (each, a “Regular Record Date”). Interest on the Notes will accrue from and including June 4, 2024, to, but excluding, the first Interest Payment Date and then from and including the immediately preceding Interest Payment Date to which interest has been paid or duly provided for to, but excluding, the next Interest Payment Date or maturity date, as the case may be. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months. If any Interest Payment Date for the Notes is not a Business Day, then payment of interest shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest on such payment shall accrue for the period from and after such Interest Payment Date to the date of such payment on the next succeeding Business Day.

Section 2.05           Other Terms and Conditions.

(a)           The Notes are not subject to a sinking fund.

(b)           The Defeasance and Covenant Defeasance provisions of Article Thirteen of the Base Indenture will apply to the Notes.

(c)           The Notes will be initially guaranteed by Parent pursuant to and on the terms set forth in the Base Indenture.

(d)           The Notes will be subject to the Events of Default provided in Section 501 of the Base Indenture, as supplemented by Section 5.01.

(e)           The Trustee will initially be the Security Registrar and Paying Agent for the Notes.

(f)            The Notes will be subject to the covenants provided in Article Ten of the Base Indenture (including, but not limited to, Sections 1008, 1009 and 1011), as supplemented by Section 4.01.

(g)           The Notes will be subject to Redemption for Tax Reasons provided in Section 1108 of the Base Indenture.

ARTICLE Three
Redemption

Section 3.01           Optional Redemption of the Notes.

(a)           At the Issuers’ option, the Notes may be redeemed, in whole at any time or in part from time to time, on at least 10 days’ but no more than 60 days’ prior written notice mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) to each Holder of the Notes to be redeemed.

(b)           Prior to the Par Call Date, the Issuers may redeem the Notes at their option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of the principal amount and rounded to three decimal places) equal to the greater of:

(i)         (a) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 25 basis points less (b) interest accrued to the date of redemption, and

(ii)        100% of the principal amount of the Notes being redeemed,

plus, in either case, accrued and unpaid interest on the principal amount of the Notes being redeemed to the redemption date.

The Issuers’ actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

(c)           On or after the Par Call Date, the Issuers may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

(d)           If money sufficient to pay the redemption price of and accrued interest on the Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Trustee or Paying Agent on or before the Redemption Date and the other conditions set forth in Article 11 of the Base Indenture are satisfied, then on and after the Redemption Date, interest will cease to accrue on the Notes (or such portion thereof) called for redemption. If any Redemption Date is not a Business Day, the Issuers will pay the redemption price on the next Business Day without any interest or other payment due to the delay.

(e)           In the case of a partial redemption, selection of the Notes in certificated form for redemption will be made by lot. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note in certificated form is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in certificated form in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation of the original Note in certificated form. For so long as the Notes are held by DTC (or another depositary), the selection of the Notes for redemption shall be made pro rata, by lot, or by such other method as the Trustee deems appropriate and fair in accordance with the policies and procedures of the depositary.

(f)            In the case of any redemption, the Security Registrar will not be required to register the transfer or exchange of any Note:

(i)         during a period beginning 15 Business Days before the day of mailing, electronic delivery or other transmission of the relevant notice of redemption and ending on the close of business on that day of mailing, electronic delivery or other transmission; or

(ii)        if the Issuers have called the Note for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(g)           Unless the Issuers default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.

Section 3.02           Redemption for Tax Reasons.

(a)           The Issuers may redeem the Notes in whole, but not in part, at any time upon giving not less than 10 nor more than 30 days’ prior notice to the Holders of the Notes (which notice will be irrevocable) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed for redemption (a “Tax Redemption Date”) (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) and all Additional Amounts, if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise, if the Issuers determine in good faith that, as a result of:

(1)           any change in, or amendment to, the law or treaties (or any regulations or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction affecting taxation; or

(2)           any amendment to, or change in an official application, administration or written interpretation of such laws, treaties, regulations or rulings (including by reason of a holding, judgment or order by a court of competent jurisdiction or a change in published administrative practice) (each of the foregoing in clauses (1) and (2), a “Change in Tax Law”), a Payor is, or on the next Interest Payment Date would be, required to pay Additional Amounts with respect to the Notes and such obligation cannot be avoided by taking reasonable measures available to the Payor (including making payment through a paying agent located in another jurisdiction and, in the case of Parent, only if the payment giving rise to such requirement cannot be made by the Issuers without the obligation to pay Additional Amounts). Such Change in Tax Law must be publicly announced and become effective on or after the date of issuance of the Notes (or if the applicable Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction on a date after the date of issuance of the Notes, such later date). The foregoing provisions shall apply mutatis mutandis to any successor Person, after such successor Person becomes a party to the Base Indenture and this Second Supplemental Indenture, with respect to a Change in Tax Law occurring after the time such successor Person becomes a party to the Base Indenture and this Second Supplemental Indenture.

Notwithstanding the foregoing, no such notice of redemption will be given earlier than 60 days prior to the earliest date on which the Payor would be obligated to make such payment of Additional Amounts. Prior to the publication or mailing of any notice of redemption of Notes pursuant to the foregoing, the Payor will deliver to the Trustee (a) an Officer’s Certificate stating that it is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to its right to so redeem have been satisfied and that the obligation to pay Additional Amounts cannot be avoided by the Payor taking reasonable measures available to it and (b) a written opinion of an independent tax counsel of recognized standing qualified under the laws of the Relevant Taxing Jurisdiction and reasonably satisfactory to the Trustee (such approval not to be unreasonably withheld) to the effect that the Payor has been or will become obligated to pay Additional Amounts as a result of a Change in Tax Law. The Trustee will accept and shall be entitled to rely conclusively on such Officer’s Certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, without further inquiry, in which event it will be conclusive and binding on the Holders.

ARTICLE Four
Additional Covenants

Section 4.01           Purchase of Notes upon a Change of Control Repurchase Event.

(a)           If a Change of Control Repurchase Event occurs, unless the Issuers have exercised their right to redeem the Notes as set forth in Article Three of this Second Supplemental Indenture, the Issuers will make an offer to each Holder of Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

Within 30 days following any Change of Control Repurchase Event or, at the Issuers’ option, prior to any Change of Control, but after the public announcement of the transaction or event that constitutes or may constitute the Change of Control, the Issuers will mail a notice to each Holder, with a copy to the Trustee, describing the transaction or event that constitutes or may constitute the Change of Control Repurchase Event and offering to repurchase the Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice may, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.

(b)           On the Change of Control Repurchase Event payment date, the Issuers shall, to the extent lawful:

(i)         accept for payment all Notes or portions of Notes (in a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof) properly tendered and not withdrawn pursuant to the Issuers’ offer;

(ii)        deposit with the Paying Agent an amount equal to the aggregate purchase price in respect of all Notes or portions of Notes properly tendered and not withdrawn; and

(iii)       deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuers.

The Paying Agent will promptly mail or electronically deliver to each Holder of Notes properly tendered and not withdrawn the purchase price for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of any such Notes surrendered; provided, that each new Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

(c)           The Issuers will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuers and such third party purchases all Notes properly tendered and not withdrawn under its offer.

(d)           If Holders of not less than 90% in aggregate principal amount of the outstanding Notes tender and do not withdraw such Notes in a repurchase offer and the Issuers, or any third party making a repurchase offer in lieu of the Issuers, purchase all of the Notes validly tendered and not withdrawn by such Holders, the Issuers or such third party will have the right, upon not less than 10 nor more than 30 days’ prior notice, given not more than 30 days following such purchase pursuant to the repurchase offer described above, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to, but not including, the Redemption Date.

(e)           Notwithstanding the provisions set forth in Section 902 of the Base Indenture, the provisions of this Second Supplemental Indenture relating to the Issuers’ obligation to make an offer to repurchase the Notes as a result of a Change of Control Repurchase Event may be waived or modified prior to the occurrence of a Change of Control Repurchase Event with the written consent of the Holders of a majority in principal amount of the Notes then outstanding and affected by such waiver or modification.

(f)            The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.01, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under this Section 4.01 by virtue of their compliance with such securities laws or regulations.

ARTICLE Five
Additional Events of Default

Section 5.01           Additional Events of Default.

Additional Events of Default. In addition to the Events of Default set forth in Section 501 of the Base Indenture, an “Event of Default” with respect to the Notes occurs if:

(a)           the Issuers fail to make the required offer to purchase Notes following a Change of Control Repurchase Event, if that failure continues for 60 days after notice is provided as set forth in clause (4) of Section 501 of the Base Indenture; or

(b)           the Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect (except as contemplated by the terms thereof), or Parent, or any person acting on its behalf, shall deny or disaffirm in writing the Guarantee.

ARTICLE Six
[Reserved]

ARTICLE Seven
Miscellaneous

Section 7.01           Application of Second Supplemental Indenture.

Except as expressly amended and modified by this Second Supplemental Indenture, the Base Indenture shall continue in full force and effect in accordance with its terms, provisions, and conditions thereof, including, without limitation, any and all rights, privileges, protections, limitations of liability, immunities, and indemnities of the Trustee thereunder. Reference to this Second Supplemental Indenture need not be made in the Base Indenture or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Base Indenture, any reference in any of such items to the Base Indenture being sufficient to refer to the Base Indenture as amended hereby.

Section 7.02           Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with the duties imposed by Sections 310 through 317 of the Trust Indenture Act, the imposed duties shall control.

Section 7.03           Conflict with Base Indenture.

To the extent not expressly amended or modified by this Second Supplemental Indenture, the Base Indenture shall remain in full force and effect. If any provision of this Second Supplemental Indenture relating to the Notes is inconsistent with any provision of the Base Indenture, the provision of this Second Supplemental Indenture shall control.

Section 7.04           Governing Law.

THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED UNDER, THE LAWS OF THE STATE OF NEW YORK. FOR THE AVOIDANCE OF DOUBT, THE PROVISIONS OF ARTICLES 470-1 TO 470-19 OF THE LUXEMBOURG ACT DATED AUGUST 10, 1915 ON COMMERCIAL COMPANIES, AS AMENDED (THE “LUXEMBOURG COMPANIES ACT 1915”) ARE NOT APPLICABLE TO THE NOTES. NO HOLDER OF ANY NOTES MAY INITIATE PROCEEDINGS AGAINST THE LUXEMBOURG CO-ISSUER BASED ON ARTICLE 470-21 OF THE LUXEMBOURG COMPANIES ACT 1915. EACH OF THE ISSUERS, THE GUARANTOR, AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SECOND SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 7.05           Successors.

All agreements of the Issuers and Parent in the Base Indenture, this Second Supplemental Indenture and the Notes shall bind its successors. All agreements of the Trustee in the Base Indenture and this Second Supplemental Indenture shall bind its successors.

Section 7.06           Counterparts.

This Second Supplemental Indenture (and to any document executed in connection with this Second Supplemental Indenture) shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code (the “UCC”) (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

Section 7.07           Trustee Disclaimer.

The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture and the Notes other than as to the validity of its execution and delivery by the Trustee. The recitals and statements herein and in the Notes are deemed to be those of the Issuers and Parent and not the Trustee and the Trustee assumes no responsibility for the same. The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Issuers of Notes of the proceeds thereof.

IN WITNESS WHEREOF, the parties to this Second Supplemental Indenture have caused it to be duly executed as of the day and year first above written.

GENPACT LUXEMBOURG S.À R.L.,
As an Issuer

By:	/s/ Balazs Sagh
	Name:	Balazs Sagh
	Title:	Class A Manager

GENPACT USA, INC.,
As an Issuer

By:	/s/ Thomas D. Scholtes
	Name:	Thomas D. Scholtes
	Title:	President and Secretary

GENPACT LIMITED,
As Guarantor

By:	/s/ Heather White
	Name:	Heather White
	Title:	Senior Vice President, Chief Legal Officer and Corporate Secretary

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION,
As Trustee

By:	/s/ Corey J. Dahlstrand
	Name:	Corey J. Dahlstrand
	Title:	Vice President

[Signature Page to Second Supplemental Indenture]

Exhibit A

Form of Note representing the 6.000% Senior Notes due 2029

No. [ ]

GENPACT LUXEMBOURG S.À R.L.
Société à responsabilité limitée
12F, rue Guillaume Kroll
L-1882 Luxembourg
R.C.S. Luxembourg: B131.149

GENPACT USA, INC.
c/o Genpact LLC
521 Fifth Avenue, 14th Floor
New York, NY 10175

6.000% Senior Notes due 2029

$[ ]

CUSIP / ISIN No. [ ] / [ ]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

BY ITS ACQUISITION OF THIS SECURITY OR ANY INTEREST HEREIN, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY OR ANY INTEREST HEREIN CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY OR ANY INTEREST HEREIN WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

Genpact Luxembourg S.à r.l., a private limited liability company (société à responsabilité limitée) organized under the laws of the Grand Duchy of Luxembourg registered with the Luxembourg trade and company register under number B131.149, and Genpact USA, Inc., a Delaware corporation (each an “Issuer” and collectively, the “Issuers,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to , or registered assigns, the principal sum of Dollars ($ ) or such other amount indicated on the Schedule of Exchange of Global Notes attached hereto on June 4, 2029 (if such date is not a Business Day, payment of principal, premium, if any, and interest for the Securities will be paid on the next Business Day); provided, however, that no interest on that payment will accrue from and after June 4, 2029, and to pay interest thereon from June 4, 2024, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on June 4 and December 4 in each year, commencing December 4, 2024, at the rate of 6.000% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 26 or November 25 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Interest on the Security shall be computed on the basis of a 360-day year of twelve 30-day months. If any Interest Payment Date for the Securities is not a Business Day, then payment of interest shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest on such payment shall accrue for the period from and after such Interest Payment Date to the date of such payment on the next succeeding Business Day.

So long as all of the Securities of this series are represented by Global Securities, the principal of, premium, if any, and interest, if any, on this Global Security shall be paid in same day funds to the Depositary, or to such name or entity as is requested by an authorized representative of the Depositary. If at any time the Securities of this series are no longer represented by the Global Securities and are issued in definitive form (“Certificated Securities”), then the principal of, premium, if any, and interest, if any, on each Certificated Security at Maturity shall be paid to the Holder upon surrender of such Certificated Security at the office or agency maintained by the Issuers in the Borough of Manhattan, The City of New York (which shall initially be the principal corporate trust office of Computershare Trust Company, National Association, as successor to Wells Fargo Bank, National Association, as Trustee) or at such other place or places as may be designated in or pursuant to the Indenture, provided that such Certificated Security is surrendered to the Trustee, acting as Paying Agent, in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Payments of interest with respect to Certificated Securities other than at Maturity may, at the option of the Issuers, be made by check mailed to the address of the Person entitled thereto as it appears on the Security Register on the relevant Regular or Special Record Date or by wire transfer in same day funds to such account as may have been appropriately designated to the Paying Agent by such Person in writing not later than such relevant Regular or Special Record Date.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, the Issuers have caused this instrument to be duly executed.

GENPACT LUXEMBOURG S.À R.L.,
As an Issuer

By:
Name:
Title:

GENPACT USA, INC.,
As an Issuer

By:
Name:
Title:

Trustee’s Certificate of Authentication.

This is one of the Securities of the series designated
herein referred to in the within-mentioned Indenture.

Dated:

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

By:

Authorized Signatory

Reverse of Security

GENPACT LUXEMBOURG S.À R.L.

GENPACT USA, INC.

This Security is one of a duly authorized issue of securities of the Issuers (the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of March 26, 2021 (the “Base Indenture”), among the Issuers, Genpact Limited, a Bermuda exempted company (“Parent”), and Computershare Trust Company, National Association, as successor to Wells Fargo Bank, National Association, as Trustee (the “Trustee,” which term includes any successor trustee under the Indenture), as supplemented by the Second Supplemental Indenture, dated as of June 4, 2024 (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Issuers, Parent and the Trustee, and reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuers, Parent, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof initially in aggregate principal amount of $400,000,000.

At the Issuers’ option, the Securities may be redeemed, in whole at any time or in part from time to time, on at least 10 days’ but no more than 60 days’ prior written notice mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) to each Holder of the Securities to be redeemed.

Prior to May 4, 2029 (one month prior to their maturity date) (the “Par Call Date”), the Issuers may redeem the Securities at their option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of the principal amount and rounded to three decimal places) equal to the greater of:

(i)             (a) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities being redeemed discounted to the redemption date (assuming the Securities matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus 25 basis points less (b) interest accrued to the date of redemption, and

(ii)            100% of the principal amount of the Securities being redeemed,

plus, in either case, accrued and unpaid interest on the principal amount of the Securities being redeemed to the redemption date.

The Issuers’ actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

On or after the Par Call Date, the Issuers may redeem the Securities, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Securities being redeemed plus accrued and unpaid interest thereon to the redemption date.

If money sufficient to pay the redemption price of and accrued interest on the Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Trustee or Paying Agent on or before the Redemption Date and certain other conditions are satisfied, then on and after the Redemption Date, interest will cease to accrue on the Securities (or such portion thereof) called for redemption and such Securities will cease to be outstanding. If any Redemption Date is not a Business Day, the Issuers will pay the redemption price on the next Business Day without any interest or other payment due to the delay.

In the case of a partial redemption, selection of the Securities in certificated form for redemption will be made by lot. No Securities of a principal amount of $2,000 or less will be redeemed in part. If any Security in certificated form is to be redeemed in part only, the notice of redemption that relates to the Security will state the portion of the principal amount of the Security to be redeemed. A new Security in certificated form in a principal amount equal to the unredeemed portion of the Security will be issued in the name of the Holder of the Security upon surrender for cancellation of the original Security in certificated form. For so long as the  (or another depositary), the selection of the Securities for redemption shall be made pro rata, by lot, or by such other method as the Trustee deems appropriate and fair in accordance with the policies and procedures of the depositary.

In the case of any redemption, the Security Registrar will not be required to register the transfer or exchange of any Security:

(i)             during a period beginning 15 Business Days before the day of mailing, electronic delivery or other transmission of the relevant notice of redemption and ending on the close of business on that day of mailing, electronic delivery or other transmission; or

(ii)            if the Issuers have called the Security for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

The Issuers may redeem the Securities in whole, but not in part, at any time upon giving not less than 10 nor more than 30 days’ prior notice to the Holders of the Securities (which notice will be irrevocable) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed for redemption (a “Tax Redemption Date”) (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) and all Additional Amounts, if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise, if the Issuers determine in good faith that, as a result of:

(1)           any change in, or amendment to, the law or treaties (or any regulations or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction affecting taxation; or

(2)           any amendment to, or change in an official application, administration or written interpretation of such laws, treaties, regulations or rulings (including by reason of a holding, judgment or order by a court of competent jurisdiction or a change in published administrative practice) (each of the foregoing in clauses (1) and (2), a “Change in Tax Law”), a Payor is, or on the next Interest Payment Date would be, required to pay Additional Amounts with respect to the Securities and such obligation cannot be avoided by taking reasonable measures available to the Payor (including making payment through a paying agent located in another jurisdiction and, in the case of Parent, only if the payment giving rise to such requirement cannot be made by the Issuers without the obligation to pay Additional Amounts). Such Change in Tax Law must be publicly announced and become effective on or after the date of issuance of the Securities (or if the applicable Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction on a date after the date of issuance of the Securities, such later date). The foregoing provisions shall apply mutatis mutandis to any successor Person, after such successor Person becomes a party to the Indenture, with respect to a Change in Tax Law occurring after the time such successor Person becomes a party to the Indenture.

Notwithstanding the foregoing, no such notice of redemption will be given earlier than 60 days prior to the earliest date on which the Payor would be obligated to make such payment of Additional Amounts. Prior to the publication or mailing of any notice of redemption of Securities pursuant to the foregoing, the Payor will deliver to the Trustee (a) an Officer’s Certificate stating that it is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to its right to so redeem have been satisfied and that the obligation to pay Additional Amounts cannot be avoided by the Payor taking reasonable measures available to it and (b) a written opinion of an independent tax counsel of recognized standing qualified under the laws of the Relevant Taxing Jurisdiction and reasonably satisfactory to the Trustee (such approval not to be unreasonably withheld) to the effect that the Payor has been or will become obligated to pay Additional Amounts as a result of a Change in Tax Law. The Trustee will accept and shall be entitled to rely conclusively on such Officer’s Certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, without further inquiry, in which event it will be conclusive and binding on the Holders.

Unless the Issuers default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Securities or portions thereof called for redemption.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuers in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Issuers after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuers shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Issuers shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Issuers shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuers shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Indenture contains provisions, which will apply to the Securities, for defeasance and covenant defeasance and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuers and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Issuers and the Trustee with the consent of the Holders of more than 50% in aggregate principal amount of the Securities at the time Outstanding of each series to be affected, voting as a single class. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Issuers with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration or transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or Trustee or for any other remedy thereunder, unless such Holder shall have previously given a Responsible Officer of the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuers, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and any integral multiples of $1,000 in excess thereof.

This Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State, without regard to conflict of laws principles thereof.

All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Purchase of Securities upon a Change of Control Repurchase Event

If a Change of Control Repurchase Event occurs, unless the Issuers have exercised their right to redeem the Securities, the Issuers will make an offer to each Holder of Securities to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Securities at a repurchase price in cash equal to 101% of the aggregate principal amount of Securities repurchased plus any accrued and unpaid interest on the Securities repurchased to the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

Within 30 days following any Change of Control Repurchase Event or, at the Issuers’ option, prior to any Change of Control, but after the public announcement of the transaction or event that constitutes or may constitute the Change of Control, the Issuers will mail a notice to each Holder, with a copy to the Trustee, describing the transaction or event that constitutes or may constitute the Change of Control Repurchase Event and offering to repurchase the Securities on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice may, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.

On the Change of Control Repurchase Event payment date, the Issuers shall, to the extent lawful:

(i)            accept for payment all Securities or portions of Securities (in a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof) properly tendered and not withdrawn pursuant to the Issuers’ offer;

(ii)           deposit with the Paying Agent an amount equal to the aggregate purchase price in respect of all Securities or portions of Securities properly tendered and not withdrawn; and

(iii)          deliver or cause to be delivered to the Trustee the Securities properly accepted, together with an Officer’s Certificate stating the aggregate principal amount of Securities or portions of Securities being purchased by the Issuers.

The Paying Agent will promptly mail or electronically deliver to each Holder of Securities properly tendered and not withdrawn the purchase price for such Securities, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Security equal in principal amount to any unpurchased portion of any such Securities surrendered; provided, that each new Security will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

The Issuers will not be required to make an offer to repurchase the Securities upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuers and such third party purchases all Securities properly tendered and not withdrawn under its offer.

If Holders of not less than 90% in aggregate principal amount of the outstanding Securities tender and do not withdraw such Securities in a repurchase offer and the Issuers, or any third party making a repurchase offer in lieu of the Issuers, purchase all of the Securities validly tendered and not withdrawn by such Holders, the Issuers or such third party will have the right, upon not less than 10 nor more than 30 days’ prior notice, given not more than 30 days following such purchase pursuant to the repurchase offer described above, to redeem all Securities that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to, but not including, the Redemption Date.

Notwithstanding the provisions set forth in the Base Indenture, the provisions of this Security relating to the Issuers’ obligation to make an offer to repurchase the Securities as a result of a Change of Control Repurchase Event may be waived or modified prior to the occurrence of a Change of Control Repurchase Event with the written consent of the Holders of a majority in principal amount of the Securities then outstanding and affected by such waiver or modification.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with this provision, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under this provision by virtue of its compliance with such securities laws or regulations.

“Change of Control” means the occurrence of any of the following:

(1)           the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Parent and its Subsidiaries, taken as a whole, to any “person” or “group” (as those terms are used for purposes of Section 13(d)(3) of the Exchange Act), other than either of the Issuers or one of Parent’s other wholly owned Subsidiaries; (2) the consummation of any transaction or series of related transactions (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used for purposes of Section 13(d)(3) of the Exchange Act), becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding shares of Parent’s Voting Stock, measured by voting power rather than number of shares; (3) Parent ceases to own, directly or indirectly, 100% of the issued and outstanding Voting Stock of either Issuer; or (4) the adoption by the holders of Parent’s Voting Stock of a plan providing for Parent’s liquidation or dissolution.

For purposes of the foregoing discussion of the purchase of Securities upon a Change of Control Repurchase Event, the following definitions are applicable:

“Below Investment Grade Rating Event” means the rating on the Securities is lowered by each of the Rating Agencies, and the Securities are rated below Investment Grade by each of the Rating Agencies, within 60 days from the earlier of (1) the date of the public notice of an arrangement that could result in a Change of Control and (2) the occurrence of a Change of Control (which period shall be extended so long as the rating of the Securities is under publicly announced consideration for possible downgrade by any of the Rating Agencies).

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Issuers.

“Moody’s” means Moody’s Investors Services Inc. and its successors.

“Rating Agency” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the Securities or fails to make a rating of the Securities publicly available for reasons outside of the Issuers’ control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Issuers as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“Voting Stock” means, with respect to any Person as of any date, capital stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

Parent Guarantee

All payments by the Issuers under the Indenture and the Securities are fully and unconditionally guaranteed by Parent.

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please print or typewrite name and address including postal zip code of assignee)

the within Global Security of GENPACT LUXEMBOURG S.À R.L. and GENPACT USA, INC. and all rights hereunder, hereby irrevocably constituting and appointing to transfer said Global Security on the books of the within-named Issuers, with full power of substitution in the premises.

Dated: __________________
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER SIGNATURE GUARANTEED

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have all or part of this Note purchased by the Issuers pursuant to Change of Control Repurchase Event, state the amount you elect to have purchased:

$_______________	(integral multiples of $1,000, provided that the unpurchased portion must be in a minimum principal amount of $2,000)

Date: ________________________	Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*: __________________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGE OF GLOBAL NOTES*

The initial outstanding principal amount of this Global Note is $__________. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee, Depositary or Custodian

*       This schedule should be included only if the Note is issued in global form.